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            EXHIBIT 23  CONSENT OF CLIFTON D. BODIFORD, CPA





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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




The Board of Directors
DutchFork Bancshares, Inc.


     I consent to the use in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission of my report, dated November 2, 1999, on the financial statements of Newberry Federal Savings Bank and Subsidiary as of September 30, 1999 and 1998 and for the years then ended.



                                            /s/ Clifton D. Bodiford
                                            -----------------------------
                                            Clifton D. Bodiford
                                            Certified Public Accountant


Columbia, South Carolina
August 7, 2000